Exhibit 99.(h)(12)

AUTHORIZED PARTICIPANT AGREEMENT

FOR

GRAIL ADVISORS ETF TRUST

This Authorized Participant Agreement (this “Agreement”) is entered into by and between ALPS Distributors, Inc. (the “Distributor”) and                                                                  (the “Authorized Participant” or the “AP”) and is subject to acceptance by The Bank of New York Mellon Corporation (the “BNYM ETF Administrator” or the “Transfer Agent”).  The Transfer Agent serves as the transfer agent for Grail Advisors ETF Trust (the “Trust”) and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation (“NSCC”).  The Distributor, the Transfer Agent and the Authorized Participant acknowledge and agree that the Trust shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein.  The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, all without par value (sometimes referred to as “Shares”), of each of the separate investment portfolios of the Trust (each such portfolio a “Fund” and collectively, the “Funds”) named on Annex I to this Agreement.

As specified in the Trust’s prospectus and statement of additional information (“SAI”) incorporated therein (collectively, the “Prospectus”) included as part of the Trust’s registration statement, as amended, on Form N-1A (No. 333-148082) (“Registration Statement”), the Shares of any Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of Shares referred to therein and herein as a “Creation Unit.”  All references to “cash” shall refer to U.S. Dollars (“USD”).  The number of Shares constituting a Creation Unit of each Fund is set forth in the Prospectus.  Creation Units of Shares may be purchased only by or through an Authorized Participant that has entered into an Authorized Participant Agreement with the Trust and the Distributor.  The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity securities (the “Deposit Securities”) and an amount of cash computed as described in the Prospectus (the “Cash Component”), plus a purchase “Transaction Fee” as described in the Prospectus, delivered to the Trust by the Authorized Participant for its own account or acting on behalf of another party.  Together, the Deposit Securities and the Cash Requirement constitute the “Creation Deposit,” which represents the minimum initial and subsequent investment amount for Shares of any Fund of the Trust.  References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time.  Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

This Agreement is intended to set forth certain premises and the procedures by which the Authorized Participant may purchase and/or redeem Creation Units of Shares (i) through the Continuous Net Settlement (“CNS”) clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the “CNS Clearing Process,” or (ii) outside the CNS Clearing Process (i.e., through the manual process of The Depository Trust (“DTC”) (“DTC Process”).  The procedures for processing an order to purchase Shares (each a “Purchase Order”) and an order to redeem Shares (each a “Redemption Order”) are described in the Trust’s Prospectus and in Annex II to this

Agreement.  All Purchase and Redemption Orders must be made pursuant to the procedures set forth in the Prospectus and Annex II hereto, as each may be amended by the Trust from time to time.  An Authorized Participant may not place a Purchase Order before the fifth (5th) Business Day (as defined below in Section 17(a)) following execution and delivery to the Distributor of this Agreement and notification by the Distributor of the Authorized Participant’s status. An Authorized Participant may not cancel a Purchase Order or a Redemption Order after an order is placed by the Authorized Participant.

The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.                                       STATUS OF AUTHORIZED PARTICIPANT.

(a)                                  The Authorized Participant hereby represents, covenants and warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of Shares of any Fund (i) through the CNS Clearing Process, it is a member of NSCC and an Authorized Participant in the CNS system of NSCC (as defined in the Fund’s Prospectus, a “Participating Party”), and/or (ii) outside the CNS Clearing Process, it is a DTC Participant (as defined in the Fund’s Prospectus, a “DTC Participant”).  The Authorized Participant may place Purchase Orders or Redemption Orders for Creation Units either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in this Agreement, the Prospectus and Annex II hereto (“Execution of Orders”). Any change in the foregoing status of the Authorized Participant shall terminate this Agreement, and the Authorized Participant shall give prompt written notice to the Distributor and the Transfer Agent of such change.

(b)                                 The Authorized Participant hereby represents and warrants that, unless the following paragraph is applicable to it, (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended; (ii) is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business; and (iii) is a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and the Authorized Participant agrees that it will maintain such registrations, qualifications and membership in good standing and in full force and effect throughout the term of this Agreement.  The Authorized Participant agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with FINRA’s Constitution, By-Laws and Conduct Rules, and that it will not offer or sell Shares of any Fund of the Trust in any state or jurisdiction where they may not lawfully be offered and/or sold.

(c)                                  If the Authorized Participant is offering or selling Shares of any Fund of the Trust in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth above, the Authorized Participant nevertheless agrees (i) to observe the applicable laws of the jurisdiction in which such offer and/or sale is made; (ii) to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the regulations promulgated thereunder; and (iii) to conduct its business in accordance with the spirit of NASD Conduct

Rules (or of comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded or otherwise replaced by FINRA Conduct Rules).

(d)                                 The Authorized Participant represents, covenants and warrants that it has established and presently maintains an anti-money laundering program (the “Program”) reasonably designed to prevent the Authorized Participant from being used as a conduit for money laundering or other illicit purposes or the financing of terrorist activities and is in compliance with the Program and all anti-money laundering laws, regulations and rules now or hereafter in effect that are applicable to it, including, without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

(e)                                  The Authorized Participant understands and acknowledges that the method by which Creation Units of Shares will be created and traded may raise certain issues under applicable securities laws.  For example, because new Creation Units of Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution,” as such term is used in the 1933 Act, may be occurring.  The Authorized Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act.  The Authorized Participant should review the “Continuous Offering” section of the SAI and consult with its own counsel in connection with entering into this Agreement and placing an order.  The Authorized Participant also understands and acknowledges that dealers who are not “underwriters” but are effecting transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus.

(f)                                    The Authorized Participant has the capability to send and receive communications via authenticated telecommunication facility to and from the Distributor, (ii) the Custodian (as defined below in Section 5 hereof), (iii) the Subcustodian (as defined below in Section 5 hereof) in the case of International Funds (see Section 7(b) below), and (iv) the Authorized Participant’s custodian.  The Authorized Participant shall confirm such capability to the satisfaction of the Distributor, the Custodian and the Subcustodian prior to placing its first order with the BNYM ETF Administrator (whether it is a Purchase Order or a Redemption Order).

2.                                       EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.

(a)                                  All Purchase Orders or Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II hereto.  Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the telephone lines used by the BNYM ETF Administrator of the Transfer Agent will be recorded, and the Authorized Participant hereby consents to the recording of all calls with the BNYM ETF Administrator.  The Trust reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Authorized Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the Cash Collateral Settlement Procedures that are referenced in Annex II hereto.

(b)                                 The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery  of a Purchase Order or Redemption Order shall be irrevocable, provided that the Trust and the Distributor on behalf of the Trust reserves the right to reject any Purchase Order until the trade is released as described in Annex II hereto and any Redemption Order that is not in “proper form” as defined in the Prospectus.

(c)                                  With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Trust. With respect to any Redemption Order, the Authorized Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust is entitled to reduce the amount of money or other proceeds due to the Authorized Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Authorized Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Transfer Agent, on behalf of the Trust, acknowledges and agrees to return to the Authorized Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Authorized Participant or any party for which it is acting.

3.                                      NSCC.

Solely with respect to Purchase Orders or Redemption Orders effected through the CNS Clearing Process, the Authorized Participant, as a Participating Party, hereby authorizes the Transfer Agent to transmit to the NSCC on behalf of the Authorized Participant such instructions, including amounts of the Deposit Securities and Cash Component as are necessary, consistent with the instructions issued by the Authorized Participant to the BNYM ETF Administrator.  The Authorized Participant agrees to be bound by the terms of such instructions issued by the Transfer Agent and reported to NSCC as though such instructions were issued by the Authorized Participant directly to NSCC.

4.                                      PROSPECTUS, MARKETING MATERIALS AND REPRESENTATIONS.

(a)                                  The Distributor will provide to the Authorized Participant copies of the then-current Prospectus and any printed supplemental information in reasonable quantities upon request.  The Distributor represents, warrants and agrees that it will notify the Authorized Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Authorized Participant to comply with any obligation it may have to deliver such Prospectus to customers.  The Distributor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date.  The Distributor shall be deemed to have complied with this Section 4 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail at [insert e-mail address], in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter.

(b)                                 The Distributor represents and warrants that (i) the Registration Statement and the Prospectus contained therein conforms in all material respects to the requirements of the 1933 Act, and the rules and regulations of the Securities Exchange Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust, any Fund or the Distributor; and (iii) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, except the registration under the 1933 Act of the Shares.

(c)                                  The Authorized Participant represents, warrants and agrees that it will not make any representations concerning Shares other than those contained in the Trust’s then-current Prospectus or in any promotional materials or sales literature furnished to the Authorized Participant by the Distributor.  The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Authorized Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor.  The Authorized Participant understands that neither the Trust nor any of its Funds will be advertised or marketed as an open-end investment Trust (i.e., as a mutual fund), which offers redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable shares of the Trust.  In addition, the Authorized Participant understands that any advertising material that addresses redemptions of Shares, including the Prospectus, will disclose that the owners of Shares may acquire Shares and tender Shares for redemption to the Trust in whole Creation Units only.

(d)                                 Notwithstanding the foregoing, the Authorized Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of Shares with other products and are not used for purposes of marketing Shares and (ii) for internal use by the Authorized Participant.

5.                                      SUBCUSTODIAN ACCOUNT.

The Authorized Participant understands and agrees that in the case of each International Fund, the Trust has caused The Bank of New York Mellon acting in its capacity as the Trust’s custodian (“Custodian”) to maintain with the applicable subcustodian (“Subcustodian”) for such Fund an account in the relevant foreign jurisdiction to which the Authorized Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities (see Annex IV) and any other cash amounts (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or “cash in lieu” amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by such Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

6.                                      TITLE TO SECURITIES; RESTRICTED SHARES.

The Authorized Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant Subcustodian in accordance with the terms of the Prospectus, the Trust will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Authorized Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and (iii) no such securities are “restricted securities” as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

7.                                      CASH COMPONENT AND FEES.

(a)                                  For Domestic Funds:  The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any Domestic Fund, it will make available in same day funds for each purchase of Shares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Trust in connection with the purchase of any Creation Unit of Shares (including the purchase Transaction Fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Trust, cash purchases are available or specified as described in the Prospectus)) (the “Cash Amount”) which shall be made through DTC to an account maintained by the Custodian and shall be provided in same day or immediately available funds on or before the settlement date in accordance with the Trust’s Prospectus (“Contractual Settlement Date”). The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

(b)                                 For International Funds:  The Authorized Participant hereby agrees that as between the Trust and itself or any party for which it acts in connection with a Purchase Order for any International Fund, it will make available in same day funds for each purchase of Shares the Cash Amount as described in Section 7(a) above which shall be made via Fed Funds Wire to an account maintained by the Custodian and shall be provided in same day or immediately available funds at least one business day before Contractual Settlement Date. The Authorized Participant hereby agrees to ensure that the Cash Amount will be received by the Trust on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Authorized Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full Cash Amount, plus interest, computed at such reasonable rate as may be specified by the Trust from time to time. The Authorized Participant may require its customer to enter into a written agreement with the Authorized Participant with respect to such matters.

8.                                      ROLE OF AUTHORIZED PARTICIPANT.

(a)                                  The Authorized Participant acknowledges and agrees that for all purposes of this Agreement, the Authorized Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, any Fund, the Distributor, the Custodian, the Subcustodian or the Transfer Agent in any matter or in any respect.  The Authorized Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Trust, the Distributor, the Custodian, the Subcustodian, the Transfer Agent or the Authorized Participant’s custodian or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.

(b)                                 In executing this Agreement, the Authorized Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other Authorized Participant or indirect participant, or any other shareholder in an underlying shares account (“Beneficial Owner”), that it shall extend to any such party all of the rights and shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

(c)                                  The Authorized Participant agrees to maintain records of all sales of Shares made by or through it and to furnish copies of such records to the Trust or the Distributor upon the request of the Trust or the Distributor.

9.                                      AUTHORIZED PERSONS OF THE AUTHORIZED PARTICIPANT.

Concurrently with the execution of this Agreement and from time to time thereafter as may be requested by the Trust or the Distributor, the Authorized Participant shall deliver to the Distributor and the Trust, with copies to the Transfer Agent at the address specified below, duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Trust (see Annex III to this Agreement) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each such person an “Authorized Person”).  Such certificate may be accepted and relied upon by the Distributor and the Transfer Agent as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Transfer Agent of a superseding certificate in a form approved by the Distributor and the Transfer Agent bearing a subsequent date.  Upon the termination or revocation of authority of such Authorized Person by the Authorized Participant, the Authorized Participant shall give immediate written notice of such fact to the Distributor and the Transfer Agent and such notice shall be effective upon receipt by both the Distributor and Transfer Agent.  The Transfer Agent shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant hereunder shall be authenticated.  The PIN Number shall be kept confidential and only provided to Authorized Persons.  If after issuance, an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent.

10.                               REDEMPTION.

The Authorized Participant understands and agrees that Redemption Orders may be submitted only on days that the U.S. stock exchange where the Shares are principally listed ( as specified in the Prospectus) (the “Listing Exchange”) is open for trading or business.

(a)                                  The Authorized Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of Shares of any Fund unless it first ascertains that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of Creation Units of Shares of the relevant Fund to be redeemed and to the entire proceeds of the redemption and that such Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such Shares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Trust. The Authorized Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units of Shares of a Beneficial Owner are held in the account of a single Authorized Participant.

(b)                                 In the case of a resident Australian or New Zealand holder notwithstanding the foregoing, the Authorized Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of Shares. In the Redemption Order the Authorized Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian resident.

11.                               BENEFICIAL OWNERSHIP.

(a)                                  The Authorized Participant represents and warrants to the Distributor and the Trust that (based upon the number of outstanding Shares of each such Fund made publicly available by the Trust) it does not, and will not in the future, hold for the account of any single

Beneficial Owner of Shares of the relevant Fund, 80 percent (80%) or more of the currently outstanding Shares of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended. The Authorized Participant agrees that the confirmation relating to any order for one or more Creation Units of Shares of any Fund shall state as follows:

“Purchaser represents and warrants that, after giving effect to the purchase of Shares to which this confirmation relates, it will not hold 80 percent or more of the outstanding Shares of the relevant Fund of the Trust and that it will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing any of the Shares to which this confirmation relates from it.”

(b)                                 The Distributor and the Transfer Agent shall have the right to require information from the Authorized Participant regarding Share ownership of each Fund and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of the currently outstanding Shares of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

12.                               INDEMNIFICATION.

This section 12 shall survive the termination of this Agreement.

(a)                                  The Authorized Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Transfer Agent and their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of this Agreement that relates to such Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Authorized Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such AP Indemnified Party taken pursuant to any instructions issued in accordance with Annex II (including Parts A, B and C thereto) hereto (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Authorized Participant, or (v)(1) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party, a Fund or the Trust that is not consistent with the Trust’s then current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 4 hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party, a Fund or the Trust, unless, in either case, such representation, statement or omission was made or included by the Distributor in materials furnished to the Authorized Participant or by the Authorized Participant at the written direction of the Distributor or is based upon any omission or alleged omission by the  Trust or the Distributor to state a material fact in connection with such representation, statement or omission necessary to make such representation, statement or omission not misleading.  The Authorized Participant and the Distributor understand and agree that the Trust, as a third-party beneficiary to this Agreement, is entitled and intends to proceed directly against the Authorized Participant in the event that the Authorized Participant fails to honor any of its obligations pursuant to this Agreement that benefit the Trust.  The Authorized Participant shall not be liable to the AP Indemnified Party for any damages arising out of mistakes or errors in data provided to the Authorized Participant, or mistakes or errors by, or out of interruptions or delays of communications with, the AP Indemnified Parties who are service providers to the Trust.

(b)                                 The Distributor hereby agrees to indemnify and hold harmless the Authorized Participant and its respective subsidiaries, affiliates, directors, officers, employees and agents and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any loss, liability, cost and expense (including attorneys’ fees) incurred by such Distributor Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Distributor Indemnified Party in reliance upon any instructions issued or representations made in accordance with Annex II (including Parts A, B and C thereto) hereto (as each may be amended from time to time) reasonably believed by the Distributor Indeminified Party to be genuine and to have been given by the Distributor, or (v)(1) any representation by the Distributor, its employees or its agents or other representatives about the Shares that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or the solicitation of an offer to buy or sell Shares and (2) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement of the Trust as originally filed with the SEC or in any amendment thereof, or in any prospectus or any statement of additional information, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Distributor shall not be liable to any Distributor Indemnified Party for any damages arising out of mistakes or errors in data provided to the Distributor, or mistakes or errors by, or out of interruptions or delays of communications with the Distributor Indemnified Parties, due to any action of a service provider to the Trust.

(c)                                  This Section 12 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result or in connection with any gross negligence, bad faith or willful misconduct on the part of any AP Indemnified Party or the Distributor Indemnified Party, as the case may be.  The term “affiliate” in this Section 12 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.

13.                               LIMITATION OF LIABILITY.

(a)                                  The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(b)                                 In the absence of bad faith, negligence or willful misconduct on its part, neither the Distributor, nor the Transfer Agent, whether acting directly or through agents or attorneys as provided in paragraph (d) below, shall be liable for any action taken, suffered or omitted or for any error of judgment made by any of them in the performance of their duties hereunder.  Neither the Distributor nor the Transfer Agent shall be liable for any error of judgment made in good faith unless the party exercising such shall have been negligent in ascertaining the pertinent facts necessary to make such judgment.  In no event shall the Distributor or the Transfer Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action.  In no event shall the Distributor or the Transfer Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(c)                                  Neither the Distributor nor the Transfer Agent shall be responsible or liable for any failure or delay in the performance of their obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(d)                                 The Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized hereby and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine.

(e)                                  The Transfer Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

(f)                                    Tax Liability. To the extent any payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax or government charge applicable to the creation or redemption of any Creation Unit of Shares of any Fund made pursuant to this Agreement is imposed, the Authorized Participant shall be responsible for the payment of such tax or government charge regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Trust or the Distributor is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.

14.                               INFORMATION ABOUT CREATION DEPOSITS.

The Authorized Participant understands that the number and names of the designated portfolio of Deposit Securities to be included in the current Creation Deposit for each Fund will be made available by NSCC on each day that the Listing Exchange is open for trading and will also be made available on each such day through the facilities of the NSCC.

15.                               ACKNOWLEDGMENT.

The Authorized Participant acknowledges receipt of the Prospectus and represents that it has reviewed and understands such documents.

16.                               NOTICES.

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone, facsimile or telex numbers as follows:

Attn:                    Grail Advisors ETF Trust

c/o Grail Advisors, LLC

One Ferry Building, Suite 255

San Francisco, CA  94111

Attn.:  Chet Chappell

fax:  415-677-5857

All notices to the Authorized Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

17.                               EFFECTIVENESS, TERMINATION AND AMENDMENT.

(a)                                  This Agreement shall become effective five (5) Business Days after execution and delivery to the Distributor upon notice by the Distributor to the Authorized Participant. A “Business Day” shall mean any day the Trust is open for business.  This Agreement may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties and may be terminated earlier by the Trust or the Distributor at any time in the event of a breach by the Authorized Participant of any provision of this Agreement or the procedures described or incorporated herein.  This Agreement supersedes any prior such agreement between or among the parties.

(b)                                 This Agreement may be amended by the Distributor from time to time without the consent of any Beneficial Owner by the following procedure.  The Distributor will mail a copy of the amendment to the Authorized Participant and the Distributor, as applicable.  For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5th) Business Day following the deposit of such mail into the U.S. Postal system.  If neither the Authorized Participant or the other party objects in writing to the amendment within five (5) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

18.                               GOVERNING LAW; CONSENT TO JURISDICTION.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies.  Each party hereto irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in the Borough of Manhattan in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue.  Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.  Each party hereto each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

19.                               SUCCESSORS AND ASSIGNS.

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

20.                               ASSIGNMENT.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement.  The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change.  Any purported assignment in violation of the provisions hereof shall be null and void.

21.                               INTERPRETATION.

The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

22.                               ENTIRE AGREEMENT.

This Agreement ,along with any other agreement or instrument delivered pursuant to this Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof.

23.                               SEVERANCE.

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein, unless the Distributor determines in its discretion, after consulting with the Trust, that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, and in that case, upon the Distributor’s notification of the Trust of such a determination, this Agreement shall immediately terminate and the Distributor will so notify the Authorized Participant immediately.

24.                               NO STRICT CONSTRUCTION.

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

25.                               SURVIVAL.

Section 12 (Indemnification) hereof shall survive the termination of this Agreement.

26.                               COUNTERPARTS.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: , 200

ALPS DISTRIBUTORS, INC.

By: Thomas A. Carter
Title: President
Address:	1290 Broadway, Suite 1100
Denver CO 80203
Telephone:	303.623.2577
Facsimile:	303.623.7850

[NAME OF AUTHORIZED PARTICIPANT]

By:
Title:
Address:

Telephone:
Facsimile:

ACCEPTED BY:	THE BANK OF NEW YORK MELLON CORPORATION,
AS TRANSFER AGENT

By:
Title:
Address:

Telephone:
Facsimile:

ANNEX I

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

PORTFOLIO OF GRAIL ADVISORS ETF TRUST

Grail American Beacon Large Cap Value ETF	Ticker Symbol: GVT
Grail American Beacon International Equity ETF	Ticker Symbol: GFL
Grail McDonnell Intermediate Municipal Bond ETF	Ticker Symbol: GMMB
Grail McDonnell Core Taxable Bond ETF	Ticker Symbol: GMTB
RiverPark Growth ETF	Ticker Symbol: RPX
RiverPark Focused Large Cap Growth ETF	Ticker Symbol: RWG
RiverPark Technology ETF	Ticker Symbol: RPQ
RiverPark Financials ETF	Ticker Symbol: RFF

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Grail Advisors ETF Trust in Creation Units of each Fund and (2) a Redemption Order for the redemption of Shares of Grail Advisors ETF Trust in Creation Units of each Fund.  Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An authorized participant is required to have signed the Authorized Participant Agreement.  Upon execution of the Agreement amongst the parties and acceptance by the Transfer Agent and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN Number to each Authorized Person authorized to act for an Authorized Participant.  This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of Grail Advisor ETF Trust.

ANNEX II — PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

GRAIL ADVISORS ETF TRUST

1.                                      PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by to the Transfer Agent in the following manner:  (a) in writing transmitted by (i) facsimile or (ii) telex; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex V; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below.  The order so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.  NOTE THAT THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER.  AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

To begin a telephone Purchase Order, the AP must telephone the Transfer Agent at (718) 315-7500 or such other number as the Distributor or Transfer Agent designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP not later than the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Time (“Listing Exchange Closing Time”). FOR THE GRAIL/MCDONNELL FIXED INCOME ETFS ONLY (LISTED UNDER ANNEX I): A Purchase Order that will include a Cash Compenent in lieu of any Deposit Security or a Purchase Order that will be cash only, the closing time will be 2:00 p.m. Eastern Time, which is two hours prior to the Listing Exchange Closing Time. Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), Transfer Agent will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, Transfer Agent will read the Purchase Order back to the AP.  The AP then must affirm that the Purchase Order has been taken correctly by Transfer Agent. If the AP affirms that Purchase Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY

THE AP REPRESENTATIVE AFTER THE LISTING EXCHANGE CLOSING TIME. INCOMING TELEPHONE CALL ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORIDINGLY THE AP SHOULD NOT HANG UP AND REDIAL.  CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE.  CALLS THAT ARE PLACED BEFORE 3:59:59 BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM WILL NOT BE PROCESSED OR ACCEPTED.  INCOMING CALLS RECEIVED AFTER THE LISTING EXCHANGE CLOSES WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2.                                      RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the Listing Exchange Closing Time, the Distributor will accept the Purchase Order on behalf of the Trust and will confirm in writing to the AP that its Purchase Order has been accepted by 4:45 p.m. Eastern Time on the Business Day that the Purchase Order is received. Once the Purchase Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send the Purchase Order to the Transfer Agent.

3.                                      QUALITY ASSURANCE.

After a confirmation number is issued by the BNYM ETF Administrator to the AP, the AP will fax a written version of the Purchase Order to the BNYM ETF Administrator.  Upon receipt, the BNYM ETF Administrator should immediately telephone the AP if the  BNYM ETF Administrator believes that the Purchase Order has not been completed correctly by the AP.  In addition, the BNYM ETF Administrator will telephone the AP if the BNYM ETF Administrator is in non-receipt of the physical Order Form within 15 minutes after the Purchase Order has been called into the BNYM ETF Administrator.

4.                                      REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust or the Distributor reserve the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Trust, the BNYM ETF Administrator or the Distributor; (ii) the portfolio of Deposit Securities (and/or cash in lieu of names that the AP is not able to deliver in physical form) delivered is not as specified by the Transfer Agent or Trust; (iii) acceptance of the Deposit Securities would have adverse tax consequences to the Trust or any Fund; (iv) the acceptance of the Creation Deposit would, in the opinion of counsel, be unlawful; (v) the acceptance of the Creation Deposit would otherwise, in the discretion of Trust, have an adverse effect on the Trust or the rights of beneficial owners of a Fund; or (vi) circumstances outside the control of the Trust, the Distributor or the Transfer Agent make it for all practical purposes impossible to process a Purchase Order.  The Distributor shall promptly notify the AP of a rejection or revocation of any Purchase Order.  The Distributor is under no duty, however,  to give notification of the particular defects or irregularities in the delivery of Creation Deposits nor shall either of them incur any liability for the failure to give any such notification.

Except as provided herein, all Purchase Orders for Creation Units of Shares of the Trust are irrevocable by the AP.  The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to Trust that, based on the valuation of such Deposit Security at the time of transfer and market custom in the applicable market regarding when the value of the dividend, distribution or other corporate action is incorporated into the value of a security, should have been paid to the AP or any party for which it is acting.

5.                                      CONTRACTUAL SETTLEMENT.

(a)                                  For Domestic Funds:

(1)                                  Except as provided below, Deposit Securities must be delivered through NSCC to a DTC account maintained at the Custodian on or before the Domestic Contractual Settlement Date (defined below).  The AP must also make available on or before the Domestic Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee.  Any excess funds will be returned promptly following settlement of the issue of the Creation Unit of Shares of the Trust.  The “Domestic Contractual Settlement Date” is the earlier of (i) the date upon which all of the required Deposit Securities, all cash in lieu amounts (as described herein), the Cash Component and any other cash amounts which may be due are delivered to Trust and (ii) the trade date plus three (t+3) Business Days.  Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued concurrently with the transfer of good title to the Trust of the portfolio of Deposit Securities through NSCC’s CNS system and the payment of the Cash Component, any cash in lieu amounts and the purchase Transaction Fee through NSCC.

(2)                                  The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to the Cash Component to replace any Deposit Security with respect to any Domestic Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of its Board of Trustees, may adjust the “Transaction Fee” within the parameters described below to protect ongoing shareholders.  The Distributor, Trust or Transfer Agent must notify the AP of such election on the date on which the AP submits its Purchase Order.  The AP may also elect to add a “cash in lieu” amount to the Cash Component to replace any Deposit Security with respect to any Domestic Fund that the AP is not authorized to purchase in the market for delivery or is not authorized to deliver to the Trust and the Distributor, consistent with applicable law or the internal policies and procedures of the AP.

(3)                                  Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(b)                                 For International Funds:

(1)                                  Except as provided below, Deposit Securities which are International Securities must be delivered to an account maintained at the applicable local Subcustodian of the Trust on or before the International Contractual Settlement Date (defined below).  The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus) and all cash in lieu amounts.  Any excess funds will be returned promptly following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component, all cash in lieu amounts and any other cash amounts which may be due are delivered to Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where any of the securities of such International Fund are customarily traded.

(2)                                  Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed.  When the Subcustodian confirms to the Custodian that the required securities included in the Creation Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant Subcustodian, the Custodian shall notify the Distributor and the Trust will issue and cause the delivery of the Creation Unit of Shares.

(3)                                  The Trust may in its sole discretion require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. The Distributor, Trust or Transfer Agent must notify the AP of such election on the date on which the AP submits its Purchase Order.  The AP may also elect to add a “cash in lieu” amount to the Cash Component to replace any Deposit Security with respect to any Domestic Fund that the AP is not authorized to purchase in the market for delivery or is not authorized to deliver to the Trust and the Distributor, consistent with applicable law or the internal policies and procedures of the AP.  If the Trust notifies Distributor, Trust or Transfer Agent that a “cash in lieu” amount will be required or the AP elects to deliver a cash in lieu amount for the reasons described above, the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust.  Any excess funds will be returned promptly following settlement of the issue of the Creation Unit of Shares.

(4)                                  In the event that a Creation Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Deposit Securities.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the cash collateral settlement procedures recognized and described as follows:  Outstanding failing securities from the underlying basket will be reviewed and the collateral requirements identified on a daily basis.  Cash collateral requirements will be based on a predetermined percentage of the value of the missing Deposit Securities established in the Agreement and will be accepted in lieu of missing shares.  Upon receipt of cash collateral funds from the AP (cash equivalent for the failing securities from the underlying basket), the Transfer Agent will release the Shares.  The AP agrees to provide missing securities as soon as possible, and upon receipt of the securities the Transfer Agent will promptly return cash collateral funds to the AP.  The Transfer Agent will continue to mark Shares to market on a daily basis between the days of the contractual settlement date of the Shares and the contractual settlement date of the failing securities from the underlying basket per creation, and the AP will provide the Transfer Agent with the cash equivalent for the marked to market value of each failing security in the underlying basket.  The parties hereto further agree that the Trust may purchase the missing Deposit Securities at any time in a commercially reasonable manner upon prior notice to the AP and the AP agrees to accept liability for any shortfall between the actual cost to the Trust of purchasing such securities, provided such cost is reasonable under the circumstances, and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its reasonable discretion.

6.                                      CASH PURCHASES.

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof.  In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser.  In addition, to offset the Trust’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP may be required to pay a fixed purchase Transaction Fee, plus an additional variable charge for cash purchases, which would be expressed as a percentage of the value of the Deposit Securities.  The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

7.                                      CUSTOM BASKETS.

The Trust has developed procedures for purchases using baskets of Deposit Securities that differ from that published by NSCC as the then-existing portfolio basket for the Fund (a “Custom Basket”).  In order for an AP to deliver a Custom Basket to the Distributor or Transfer Agent and the Trust in connection with a purchase order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor or Transfer Agent must notify the AP that the Fund would like to effect the purchase through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its purchase order and the AP must agree to deliver the Custom Basket in connection with the purchase.  On or prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities to be added to or omitted from the creation basket.

ANNEX II — PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

GRAIL ADVISORS ETF TRUST

1.                                      PLACING A REDEMPTION ORDER.

The AP submitting a request to redeem shall submit such requests containing the information required by to the Transfer Agent in the following manner:  (a) in writing transmitted by (i) facsimile or (ii) telex; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent Representative and the Distributor, as applicable, according to the procedures set forth below.  The request so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.  NOTE THAT THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST.  A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

To begin a telephone Redemption Order, the AP must telephone the Transfer Agent at (718) 315-7500 or such other number as the Distributor or Transfer Agent designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP not later than the closing time of the regular trading session on the Listing Exchange which is ordinarily 4:00 p.m. Eastern Time (“Listing Exchange Closing Time”). FOR THE GRAIL/MCDONNELL FIXED INCOME ETFS ONLY (LISTED UNDER ANNEX I): A Redemption Order that will include a Cash Compenent in lieu of any Deposit Security or a Redemption Order that will be cash only, the closing time will be 2:00 p.m. Eastern Time, which is two hours prior to the Listing Exchange Closing Time. Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN Number), Transfer Agent will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, Transfer Agent will read the Redemption Order back to the AP.  The AP then must affirm that the Redemption Order has been taken correctly by Transfer Agent. If the AP affirms that Redemption Order has been taken correctly, Transfer Agent will issue a Confirmation Number to the AP. PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CAN NOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE LISTING EXCHANGE CLOSING TIME. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORIDINGLY THE AP SHOULD NOT

HANG UP AND REDIAL.  CALLS THAT ARE IN PROGRESS BY 3:59:59 ARE VALID FOR PROCESSING AND IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE.  CALLS THAT ARE PLACED BEFORE 3:59:59 BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER 4:00 PM WILL NOT BE PROCESSED OR ACCEPTED.  INCOMING CALLS RECEIVED AFTER THE LISTING EXCHANGE CLOSES WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2.                                      RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by the Transfer Agent from the AP on behalf of itself or another redeeming investor by the Listing Exchange Closing Time, the Distributor will accept the Redemption Order on behalf of the Trust and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted by 4:45 p.m. Eastern Time on the Business Day the Redemption Order is received.

3.                                      QUALITY ASSURANCE.

(a)                                  After a confirmation number is issued by the BNYM ETF Administrator to the AP, the AP will fax a copy of the Redemption Order to the BNYM ETF Administrator. Upon receipt, the BNYM ETF Administrator should immediately telephone the AP if the BNYM ETF Administrator believes that the Redemption Order has not been completed correctly by the AP.  In addition, the BNYM ETF Administrator will telephone the AP if the BNYM ETF Administrator is in non-receipt of the physical Order Form within 15 minutes after the Redemption Order has been called into the BNYM ETF Administrator.

(b)                                 In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer and customary market practice in the applicable market, should be paid to the Fund to which the Redemption Order relates.  In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.  Notwithstanding the acknowledgments obtained in connection with the requirements of this Section 3(b) of Annex II Part B, if the Trust reduces the amount of money or other proceeds due to the AP by an amount equal to any dividend, distribution or other corporate action to be paid to the AP or to the party for which the AP is acting as described above in this Section, the AP shall not be required to return to the Trust dividends, distributions or other corporate actions paid to it or to the party for which it is acting in an amount equal to the amount so reduced by the Trust.

4.                                      TAKING DELIVERY OF DEPOSIT SECURITIES.

The Deposit Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions.  An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to the BNYM ETF Administrator and the Trust in a form approved by the Trust.  A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements to which account such Deposit Securities will be delivered.  Redemptions of Shares for Deposit Securities will be subject to compliance with applicable U.S. federal and state securities laws.

5.                                      CONTRACTUAL SETTLEMENT.

(a)                                  For Domestic Funds:

(1)                                  Except as provided below, the Shares of any Domestic Fund must be delivered through NSCC to a DTC account maintained at the applicable custodian of the Domestic Fund on or before the Domestic Contractual Settlement Date (defined below).  The Trust will make available on the Domestic Contractual Settlement Date the Cash Component next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee.  The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and the Deposit Securities, any cash in lieu amounts and Cash Component less any fees are delivered by the Trust to the AP (ordinarily trade date plus three (t+3) Business Days).  Except as provided in the next two paragraphs, the Deposit Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to the Trust of the required number of Shares through NSCC’s CNS system and the delivery of the Cash Component less the Transaction Fee through DTC.

(2)                                  The Trust reserves the right to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security with respect to a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below) and will be at the expense of the Fund and will affect the value of all Shares of such Fund; but the Trust, subject to the approval of the Board, may adjust the Transaction Fee within the parameters described below to protect ongoing shareholders.  Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus. The Distributor must notify the AP of such election on the date on which the AP submits its Redemption Order.  The AP may also elect to add a “cash in lieu” amount to the Cash Component to replace any Deposit Security with respect to an AP might not be authorized to purchase from the Fund or may not resell in a secondary market transaction, consistent with restrictions in applicable law or the internal policies and procedures of the AP.

(3)                                  In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in accordance with the cash collateral settlement procedures recognized and set forth as follows:  Outstanding failing Shares will be reviewed and the collateral requirements identified on a daily basis.  Cash collateral requirements will be based on a predetermined percentage of the value of the missing Shares and will be accepted in lieu of missing Shares.  Upon receipt of cash collateral funds from the Authorized Participant (cash equivalent for the failing Shares), the Transfer Agent will release the Deposit Securities.  The AP agrees to provide the missing Shares as soon as possible, and upon receipt of the missing Shares the Transfer Agent will promptly return cash collateral funds to the AP.  The Transfer Agent will continue to mark Shares to market on a daily basis between the days of the contractual settlement date of the Deposit Securities and the contractual settlement date of the failing Shares, and the AP will provide the Transfer Agent with the cash equivalent for the marked to market value of missing Shares.  The parties hereto further agree that the Trust may use commercially reasonable efforts to purchase the missing Shares at any time upon prior notice to the AP and the AP agrees to accept liability for any shortfall between the reasonable cost to the Trust of purchasing such securities and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

(b)                                 For International Funds:

(1)                                  Except as provided below, the Shares of any International Fund must be delivered to an account maintained at the applicable local Subcustodian of the Trust on or before the Business Day immediately following the date on which the redemption order was placed.  The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Component next determined after acceptance of the Redemption Order, less the applicable redemption Transaction Fee (as described in the Prospectus).  The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Deposit Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the securities of such International Fund are customarily traded.

(2)                                  Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days.  Due to the schedule of holidays in certain countries and certain other local market events in those countries that temporarily preclude delivery of the redemption proceeds, the delivery of in-kind redemption proceeds of International

Funds may take longer than three Business Days after the day on which the Redemption Order is placed, but only for such additional time as is necessary to account for the period of time in which the Subcustodian was unable to make delivery due to the holiday or such local market events.

(3)                                  Except as provided in the next two paragraphs, the Deposit Securities will not be issued until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed.  When the relevant Subcustodian confirms to the Custodian that the required Shares (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of such Subcustodian, the Custodian shall notify the Distributor, and the Trust will issue and cause the delivery of the Deposit Securities.

(4)                                  The Trust may in its sole discretion permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons.  If the Trust notifies the Distributor that a “cash in lieu” amount will be delivered, the Distributor will notify the AP and the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust.  The AP may also elect to replace any Deposit Securities with a “cash in lieu” amount to the extent that the AP is not authorized to purchase the particular Deposit Securities from the Fund or is not able to sell the particular Deposit Securities in the secondary market, consistent with restrictions in applicable law or the AP’s internal policies and procedures.

(5)                                  In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Deposit Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares.  The parties hereto agree that the delivery of such collateral shall be made in a manner consistent with the cash collateral settlement procedures described above in Section 5(a)(3) of this Annex II Part B, relating to Domestic Funds.  The parties hereto further agree that the Trust may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the actual cost to the Trust of purchasing such securities, provided that such cost is reasonable under the circumstances, and the value of the collateral, which may be sold by the Trust at such time, and in such manner, as the Trust may determine in its sole discretion.

6.                                      CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7.                                      CUSTOM BASKETS.

The Trust has developed procedures for redemption using Custom Baskets.  In order for a Fund to deliver a Custom Basket to an AP upon redemption rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor must notify the AP that the Fund would like to deliver a Custom Basket and identify the contents thereof on or prior to the time the AP calls with its redemption order and the AP must agree to take delivery of the Custom Basket in connection with the redemption.  On or prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities to be added to or omitted from the redemption basket.

8.                                      STANDING REDEMPTION INSTRUCTIONS.

Annex V hereto contains the AP’s Standing Redemption Instructions, which include information identifying the account(s) into which Deposit Securities of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.

ANNEX II — PART C

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

GRAIL ADVISORS ETF TRUST FUNDS FLOW PROCESS

This Annex II — Part C supplements the Fund’s Prospectus with respect to the procedures to be used by the Distributor and the Transfer Agent in processing an order for the creation or redemption of Shares of any Fund of the Trust.

A.            The AP is required to have (i) signed an Authorized Participant Agreement for a Fund and (ii) assigned a personal identification (PIN) number to each Authorized Person that the AP has authorized to act for such AP.  This will allow an AP through its Authorized Person(s) to place a creation or redemption order with respect to Shares of any Fund of the Trust.  The Transfer Agent agrees promptly to de-activate a PIN upon receipt of written notice by an AP that an individual to whom a PIN was assigned is no longer an Authorized Person.

B.            The AP and the Distributor shall implement the “Funds Flow Process” as agreed to by the parties from time to time.

C.            Note that trades placed through NSCC/DTC may only occur on any day that NSCC/DTC is open for business (“NSCC/DTC Business Day”).

FUNDS FLOW PROCESS

ORIGINATOR	ACTIVITY

1. The AP calls on the BNYM ETF Administrator’s recorded number to place a Purchase Order and/or a Redemption Order. These trades are to be placed by 4:00 p.m. Eastern Time on a Listing Exchange Business Day.

1. The BNYM ETF Administrator greets caller.

2. The AP identifies his/her name, the institution he/she represents and PIN Number.

The AP states the Fund name(s) and relevant ticker symbol(s)

The AP will identify and list any securities that will not be delivered or received in kind.

The AP will make alternate arrangements with the BNYM ETF Administrator to deliver or receive the value for those securities that cannot be delivered. The AP and BNYM ETF

2. The BNYM ETF Administrator will confirm the AP’s PIN Number.

The BNYM ETF Administrator records the PIN Number and the order and provides the AP with an order confirmation number.

The order confirmation constitutes a binding order, which may only be reversed by the BNYM ETF Administrator, the Distributor or the

Administrator will exchange delivery or receive instructions for any security being delivered outside of the CNS system.

Fund for the reasons set forth in the Authorized Participant Agreement.

The AP will make alternate arrangements with the BNYM ETF Administrator to deliver or receive the value for those securities that cannot be delivered. The AP and the BNYM ETF Administrator will exchange delivery or receive instructions for any security being delivered outside of the CNS system.

3. The AP will fax a copy of the order form to the BNYM ETF Administrator within 15 minutes from the time the call is made.

The AP will provide, as a part of the order form, a statement confirming that the AP will not be placing trades that would raise the AP’s total holdings to 80% or more of any Fund.

The signed Order Form will be sent as the physical receipt for the AP that the order is confirmed.

The above procedures will be repeated until all orders have been placed by the AP.

3. The BNYM ETF Administrator will receive a copy of the completed order form from the AP faxed within 15 minutes from the time the order is placed.

All orders received from the AP are time stamped by the BNYM ETF Administrator at the time the order is placed.

The Distributor will verify that the appropriate disclaimers have been made by the AP and validate the disclaimer by calculating the AP’s position, including the subscriptions requested, to the total fund shares outstanding.

The Distributor will sign the Order Form and the signed Order Form will be sent as the physical receipt for the AP that the order is confirmed and approved.

4. The AP receives the fax of the signed and approved Order Form.	4. The AP will contact the BNYM ETF Administrator if necessary to make corrections to the information contained in the fax. If trades are corrected, the BNYM

ETF Administrator will delete the first trade and reenter the corrected trade. A second affirmation will be faxed to the AP with all trades placed that day. The corrected trade will be coded on the affirmation so that the AP can see the correction.

No corrections will be permitted after 4:00 p.m. Eastern Time.

5. EXCEPTION — International Settlements. The AP must deliver units for redemption orders no later than Trade Date Plus 1 in order to meet the affirmed order requirements placed the previous day.

*  Times may vary depending on the trade volume from the APs.

ANNEX III-A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

FORM OF CERTIFIED AUTHORIZED PERSONS

OF THE AUTHORIZED PARTICIPANT

GRAIL ADVISORS ETF TRUST

The following are the names, titles, signatures, phone numbers, and email addresses of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Authorized Participant Agreement for Grail Advisors ETF Trust (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

Authorized Participant: [Name of Authorized Participant]

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Date:

Certified By:

Name:

Title:

ANNEX III-B

TO AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

[On AP’s Firm Letterhead]

[DATE]

The Bank of New York Mellon

Attn: ETF Services

[                      ]

New York, NY [          ]

Re:	Addendum to the Certificate of Authorized Persons for [Name of AP] under the Authorized Participant Agreement for the Grail Advisors ETF Trust (the “Agreement”)

Ladies and Gentlemen:

Pursuant to the Agreement, following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Persons (as defined in the Agreement) of [Name of AP] (the “AP”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the AP pursuant to the Agreement.  This list of Authorized Persons is an addendum and adds Authorized Persons to the AP’s most recently executed certificate (entitled “Certified Authorized Persons of the Authorized Participant, Grail Advisors ETF Trust”) preceding the date set forth above.

Name:	Name:
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Name :	Name :
Title:	Title:

Signature:	Signature:
Phone:	Phone:
Email:	Email:

Please provide PIN numbers for those listed above.

Very truly yours,

ANNEX IV

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

INTERNATIONAL FUND SUBCUSTODIAN ACCOUNTS FOR

DELIVERY OF DEPOSIT SECURITIES

The Subcustodian accounts into which an AP should deposit the securities constituting the Deposit Securities of each International Fund of Grail Advisors ETF Trust are set forth below:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

[name of Fund]
Account Name:
Account Number:
Other Reference Number:

ANNEX V

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GRAIL ADVISORS ETF TRUST

THE AP ACCOUNTS

FOR DELIVERY OF DEPOSIT SECURITIES

The account(s) into which Grail Advisors ETF Trust should deposit the securities constituting the Deposit Securities of each Fund upon redemption by the AP are set forth below:

Name of AP:
Account Name:
Account Number:
Other Reference Number:

ANNEX VI

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

This Annex shall govern use by Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Participant Agreement (the “AP Agreement”).  In the event of any conflict between the terms of this Annex VI and the main body of the AP Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex VI shall control.

1.             (a) Participant shall provide to the Transfer Agent a duly executed authorization letter, in a form satisfactory to Transfer Agent, identifying those Authorized Persons who will access the System.  Participant shall notify the Transfer Agent in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give the Transfer Agent a reasonable opportunity to terminate such Authorized Person’s access to the System.

(b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Participant for the purpose of the AP Agreement. Upon termination of the AP Agreement, the Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2.             Transfer Agent grants to Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with Transfer Agent in connection with the same.  Participant shall use the System solely for its own internal and proper business purposes.  Except as set forth herein, no license or right of any kind is granted to Participant with respect to the System.  Participant acknowledges that Transfer Agent and its suppliers retain and have title and exclusive proprietary rights to the System.  Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by Transfer Agent or its suppliers.  Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments.  Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without Transfer Agent’s prior written consent.  Participant may not remove any statutory copyright notice or other notice included in the System.  Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon Transfer Agent’s request.

2.             (a) Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Participant regarding the System is the exclusive and confidential property of Transfer Agent.  Participant shall keep the Material confidential by using the same care and discretion that Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care.  Participant may make such copies of the Material as is reasonably necessary for Participant to use the System and shall reproduce Transfer Agent’s proprietary markings on any such copy.  The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted.  TRANSFER AGENT AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b)  Upon termination of the Agreement for any reason, Participant shall return to Transfer Agent all copies of the Material which is in Participant’s possession or under its control.

3.             Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of Transfer Agent.  Transfer Agent shall be entitled to rely on the information received by it from the Participant and Transfer Agent may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

4.             Transfer Agent shall have no liability in connection with the use of the System, the access granted to the Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Participant as a direct result of Transfer Agent’s gross negligence or willful misconduct.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL TRANSFER AGENT OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY PARTICIPANT HEREUNDER, EVEN IF TRANSFER AGENT OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL TRANSFER AGENT OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

5.             Transfer Agent reserves the right to revoke Participant’s access to the System immediately and without notice upon any breach by the Participant of the terms and conditions of this Annex VI.

6.             Transfer Agent shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment Transfer Agent shall not be liable for any failure to act in accordance with such orders and Participant may not claim that such Purchase Order or Redemption Order was received by Transfer Agent.  Transfer Agent may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by Transfer Agent in sufficient time for Transfer Agent to act upon, or in accordance with such instructions or communications.

7.             Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

8.             Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data.  Participant agrees that Transfer Agent may deactivate any encryption features at any time, without notice or liability to Participant, for the purpose of maintaining, repairing or troubleshooting its systems.